UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 18, 2018
Date of Report (Date of earliest event reported)

QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders held on March 23, 2018, the stockholders of Qualcomm Incorporated (the “Company”) approved amendments to the Restated Certificate of Incorporation, as amended (the “Certificate”) of the Company (a) to eliminate the supermajority voting requirements relating to removal of directors without cause, (b) to eliminate supermajority voting requirements relating to the amendment of the Company’s Bylaws and certain provisions in the Certificate, (c) to delete the “fair price provision” in the Certificate, which had required supermajority voting approval of certain transactions with interested stockholders, and (d) to delete certain obsolete provisions from the Certificate. These changes are discussed more fully in our definitive Proxy Statement for the Annual Meeting. On April 18, 2018, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation reflecting those changes to the Certificate.

Concurrent with the amendments to the Certificate discussed above, corresponding and conforming changes to the Bylaws became effective to: (a) decrease the voting percentage required to remove a director without cause, and (b) to decrease the voting percentage required to amend the Bylaws, in each case from a supermajority to a majority of the then outstanding shares of our voting stock.

The foregoing descriptions of the Certificate and Bylaws do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate and Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.    Description
3.1Amended and Restated Certificate of Incorporation
3.2Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	QUALCOMM Incorporated By: /s/ Donald J. Rosenberg Name: Donald J. Rosenberg Title: Executive Vice President, General Counsel and Corporate Secretary